Exhibit  10.3

                             STOCK ESCROW AGREEMENT
                             ----------------------


     This STOCK ESCROW AGREEMENT dated the 3rd day of January, 2006, among Richard E. Miller (the "Seller"); FTS Group, Inc., a Nevada corporation (the "Purchaser"); and Lambert & Martineau, attorneys at law licensed in the Commonwealth of Pennsylvania with an address of 1001 Philadelphia Street, Indiana, Pennsylvania 15701 (the "Escrow Agent").

                                    RECITALS

     WHEREAS, Purchaser has purchased from Seller 10,000 common shares of See World Satellites, Inc., a Pennsylvania corporation ("SWS"), pursuant to the terms and provisions of a Stock Purchase Agreement dated January 3, 2006 (the "Agreement"), a copy of which is attached hereto; and

     WHEREAS, Purchaser, pursuant to the provisions of Paragraph 1.C(iii) of the Agreement, executed and delivered to Seller its promissory note (the "Note") in the principal sum of three million five hundred thousand and 00/100 dollars ($3,500,000); and

     WHEREAS, Purchaser, in order to secure the payment of the Note to Seller, has agreed to pledge the 10,000 common shares of SWS purchased by Purchaser from Seller, by the delivery of certificates evidencing such pledged shares to the Escrow Agent pursuant to the terms of the Agreement and the terms of this Stock Escrow Agreement.

     NOW, THEREFORE, in consideration of the covenants and agreements contained in the Agreement, the Note and this Stock Escrow Agreement, it is agreed as follows:

     1. Escrow Agent. The Seller and Purchaser appoint and designate Lambert & Martineau as the Escrow Agent for the purposes herein set forth.

     2. Deposit of Shares. Seller and Purchaser have deposited with Escrow Agent negotiable certificates with stock powers attached, evidencing 10,000 common shares of SWS. All such certificates shall be held and disposed of by the Escrow Agent in accordance with the terms and provisions of this Stock Escrow Agreement.

     3. Escrow. Seller and Purchaser authorize the Escrow Agent to keep and preserve the certificates evidencing the shares of SWS in its possession as security for the payment of the Note.

     4. Default. If at any time Purchaser defaults in the payment of the principal under the Note, and such default remains uncured for fifteen (15) days after written notice thereof, the entire unpaid principal amount of the Note shall become immediately due and payable, and Seller shall have the right to have all of the certificates then on deposit with the Escrow Agent delivered to him. The Escrow Agent shall, at the end of twenty (20) days after receipt of written demand from Seller, together with evidence that notice of the demand had been give to Purchaser, deliver to the Seller the certificates of SWS' common shares then held by the Escrow Agent, unless prior to the expiration of such twenty (20) day period the Purchaser shall have notified the Escrow Agent to withhold the delivery of the certificates to the Seller. If the Escrow Agent receives a notice from Purchaser to withhold the delivery of the certificates, then Escrow Agent shall not make delivery until the controversy is settled either by an agreement between Seller and Purchaser or by a final judgment of a court of competent jurisdiction.

     5. Dividends and Voting Rights. Pending the payment of the full purchase price, all dividends declared on the shares held by the Escrow Agent shall be applied to the payment of the next installment of principal coming due. So long as the Purchaser is not in default under the terms of the Stock Purchase Agreement, it shall have the right to vote the shares on deposit with the Escrow Agent and Seller shall execute an appropriate proxy to the Purchaser.

     6. Termination of Escrow. If satisfactory proof has been presented to the Escrow Agent that all installments due and owing through January 4, 2007 of the purchase price have been paid under the Note, including the one million dollar ($1,000,000) payment due under the Note on January 3, 2007, the Escrow Agent shall deliver to the Purchaser the 10,000 common shares of SWS in its possession, and all obligations between the Seller, the Purchaser and the Escrow Agent shall thereupon cease.

     7. Expenses. The Seller will pay the charges of the Escrow Agent, and any reasonable attorneys' fees, expenses and other costs incurred by the Escrow Agent in connection with the administration of the provisions of this Stock Escrow Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto, all on the date first above written.



WITNESS:                         SELLER:


                              /s/  Richard  E.  Miller
_________________________     _____________________________
                              Richard  E.  Miller,  Individually

ATTEST:                         PURCHASER:

                              FTS  Group,  Inc.,  a  Nevada corporation



_________________________          By:  _/s/  Scott  Gallagher____________
                                         Scott  Gallagher,  President  and  CEO



WITNESS:                         ESCROW  AGENT:

                              Lambert  &  Martineau



__________________________          By:  __/s/  Bradley  J.  Martineau_______
                                           Bradley  J.  Martineau,  Esq.